UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 3, 2022, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 9, 2022 (the “Merger Agreement”), by and among Pfizer Inc. (“Pfizer”), Bulldog (BVI) Ltd. (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Pfizer.

In connection with and as a condition to the Merger, on October 3, 2022, the Company completed the previously announced transactions pursuant to the Separation and Distribution Agreement, dated as of May 9, 2022 (the “Separation Agreement”), by and among the Company, Biohaven Ltd. (f/k/a Biohaven Research Ltd.) (“SpinCo”) and, with respect to certain sections, Pfizer, pursuant to which, on the terms and subject to the conditions set forth in the Separation Agreement, immediately prior to the effective time of the Merger (the “Effective Time”): (i) the Company effected a pre-closing reorganization (the “Pre-Closing Reorganization”), which generally resulted in (x) SpinCo directly or indirectly owning, assuming or retaining certain assets and liabilities of the Company and its subsidiaries related to the Company’s pipeline assets and businesses, and (y) the Company directly or indirectly owning, assuming or retaining all other assets and liabilities, including those associated with the Company’s platform for the research, development, manufacture and commercialization of calcitonin gene-related peptide receptor antagonists, including rimegepant, zavegepant and the Heptares Therapeutics Limited pre-clinical CGRP portfolio and related assets; and (ii) thereafter, the Company distributed to its shareholders as of the distribution record date all of the issued and outstanding common shares of SpinCo, no par value (“SpinCo Common Shares”), on a pro rata basis (the “Spin-Off”), at a ratio of one SpinCo Common Share for every two common shares of the Company (the “Company Shares”). SpinCo is continuing as a separate public company and the Company will have no continuing common share ownership interest in SpinCo.

A copy of the Merger Agreement was filed as Exhibit 2.1 and a copy of the Separation Agreement was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 11, 2022, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Separation Agreement.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 1.02 by reference.

On October 3, 2022 (the “Payoff Date”), the Financing Agreement, dated as of August 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among the Company, Biohaven Pharmaceuticals, Inc., the guarantors party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Sixth Street Specialty Lending, Inc., was terminated. On the Payoff Date, an affiliate of Pfizer, on behalf of the Company, repaid in full all of the indebtedness and other obligations and liabilities owed by the Company to the Lenders in an amount equal to approximately $863 million, which included prepayment penalties. In connection with the termination and repayment in full of the indebtedness and other obligations and liabilities under the Financing Agreement, all related liens and security interests granted by or arising under the Financing Agreement were automatically released and discharged.

A copy of the Financing Agreement was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 9, 2020 and is incorporated herein by reference. The foregoing description of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

At the Effective Time, each:

(i)Company Share that was issued and outstanding immediately prior to the Effective Time (other than (A) Company Shares owned by the Company as treasury shares, (B) Company Shares owned by Parent or Merger Sub and (C) any dissenting shares) was automatically be cancelled, extinguished and converted into the right to receive an amount in cash equal to $148.50, without interest thereon (the “Merger Consideration”);

(ii)option to purchase Company Shares (each, a “Company Option”) granted by the Company under the Company’s 2017 Equity Incentive Plan or 2014 Equity Incentive Plan (collectively, the “Company Share Plans”) that was outstanding as of immediately prior to the Effective Time (after giving effect to the Spin-Off and the provisions of the Separation Agreement), whether or not then vested, was cancelled and immediately ceased to be outstanding and was converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, multiplied by (2) the number of Shares then subject to such Company Option; and

(iii)Company restricted stock unit (each, a “Company RSU”) granted by the Company under the Company Share Plans that was outstanding as of immediately prior to the Effective Time (after giving effect to the Spin-Off and the provisions of the Separation Agreement), whether or not vested, was cancelled and immediately ceased to be outstanding and was converted into the right to receive an amount in cash equal to the product of (1) the Merger Consideration, multiplied by (2) the number of Company Shares then subject to such Company RSU, with any performance conditions applicable to Company RSUs that are subject to performance-based vesting conditions deemed achieved at 100%.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange suspend trading of the Company Shares as of October 3, 2022, and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger, at the Effective Time, holders of Company Shares, Company Options and Company RSUs ceased to have any rights in connection with their holding of such securities (other than their right to receive the Merger Consideration, or the applicable amount thereof, as described in Item 2.01 above) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Pfizer. The aggregate Merger Consideration was approximately $10.35 billion. Pfizer financed the Merger with existing cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time, each of Irina A. Antonijevic, Gregory Bailey, Matthew Buten, John W. Childs, George Clark, Charles Conway, Vlad Coric, Kimberley Gentile, Douglas Gray, Julia P. Gregory, Michael T. Heffernan, Robert J. Hugin, Kishen Mehta, Elyse Stock and John Tilton resigned from the board of directors of the Company.
At the Effective Time, each of Matthew Buten, George Clark, Vlad Coric, Kimberley Gentile, William Jones, Jr. and Elyse Stock resigned as officers of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Paloma Fernández-Montes Moraleda and Gastón Araya Ortega, as directors of Merger Sub as of immediately prior to the effective time of the Merger, became the directors of the Company. Additionally, Ms. Fernández-Montes Moraleda was appointed President of the Company, and Mr. Araya Ortega was appointed Vice President of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Pursuant to the Merger Agreement, at the Effective Time, the memorandum and articles of association of the Company were amended and restated in their entirety (the “M&AA”). The M&AA is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of May 9, 2022, by and among Biohaven Pharmaceutical Holding Company Ltd., Pfizer Inc. and Bulldog (BVI) Ltd. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 11, 2022, and incorporated herein by reference).

2.2
Separation and Distribution Agreement, dated as of May 9, 2022, by and between Biohaven Pharmaceutical Holding Company Ltd. and Biohaven Research Ltd (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed on May 11, 2022, and incorporated herein by reference).

3.1	Amended and Restated Memorandum and Articles of Association of Biohaven Pharmaceutical Holding Company Ltd.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2022

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Paloma Fernández-Montes Moraleda
Name: Paloma Fernández-Montes Moraleda
Title: President

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